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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Experts," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Developments," and to the use of our reports dated March 4, 1998, included and incorporated by reference in the Registration Statement on Form S-3 and related Prospectus of Trammell Crow Company for the registration of 5,750,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Dallas, Texas
February 23, 1999